AMENDMENT NUMBER 1 TO PARTICIPATION AGREEMENT

     THIS AMENDMENT NO. 1 TO THE PARTICIPATION AGREEMENT is made as of August 4, 2006, by and between Security Benefit Life Insurance Company ("Company"), and RS Investment Trust (the "Trust") on behalf of its RS Partners Fund series (the "Fund") and RS Investment Management, L.P. ("Adviser"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

     WHEREAS, the Company, the Trust and the Adviser are parties to a Participation Agreement dated July 1, 2003 (the "Agreement"); and

     WHEREAS, terms of the Agreement contemplate that the Accounts eligible to purchase Funds of the Trust under the Agreement may be changed from time to time by amending Schedule A to the Agreement; and

     WHEREAS, the parties wish to add certain Accounts to the Agreement by deleting the existing Schedule A and replacing it with the Schedule A attached hereto; and

     WHEREAS, the Trust issues its shares in multiple series and the parties hereto desire to amend the definition of "Fund" such that it encompasses all series of the Trust; and

     WHEREAS, all other terms of the Agreement shall remain in full force and effect;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and Adviser agree as follows:

     1. The defined term "Fund" in the Agreement from this date forward shall mean each series of the Trust set forth on Schedule A, as it may be amended from time to time. Schedule A attached to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

     2. One or more new series of the Trust may be established (each a "New Fund"), not then represented on Schedule A hereto. Each such New Fund shall become subject to the provisions of the Agreement to the same extent as the existing Funds as reflected on Schedule A, except to the extent that such provisions may be modified with respect to each additional New Fund in writing by the parties at the time of the addition of the New Fund, and each such New Fund shall be added to Schedule A.

     3. All obligations of the Funds under this Agreement are several and not joint.

     4. In the event of a conflict between the terms of this Amendment No. 1 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 1 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 1, the parties hereby confirm and ratify the Agreement. The Agreement dated July 1, 2003 and this Amendment No. 1 constitutes the entire agreement among the parties with respect to the arrangements described herein.

     5. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     6. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement dated July 1, 2003 shall remain unamended and shall continue to be in full force and effect

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.



SECURITY BENEFIT LIFE INSURANCE COMPANY



/s/ Gregory J. Garvin
---------------------
By: Gregory J. Garvin
Title: VP


RS INVESTMENT TRUST

/s/ Terry R. Otton
------------------
By: Terry R. Otton
Title: President


RS INVESTMENT MANAGEMENT, L.P.


/s/  Terry R. Otton
By:  Terry R. Otton
Title: Chief Executive Officer

                                                                  August 4, 2006

                                   SCHEDULE A


           ACCOUNT(S)                               CONTRACT(S)               FUND
SBL VARIABLE ANNUITY ACCOUNT XIV                      V6029          RS Diversified Growth Fund

SBL VARIABLE ANNUITY ACCOUNT XVI                      GV9497         RS Emerging Growth Fund


                                                                     RS Growth Fund


                                                                     The Information Age Fund


                                                                     RS Internet Age Fund


                                                                     RS Mid Cap Opportunities Fund


                                                                     RS Smaller Company Growth Fund


                                                                     RS Global Natural Resources Fund

                                                                     RS Investors Fund

                                                                     RS Partners Fund

                                                                     RS Value Fund

                                                                     RS Core Equity Fund*

                                                                     RS Large Cap Value Fund*

                                                                     RS Small Cap Core Equity Fund*

                                                                     RS Asset Allocation Fund*

                                                                     RS International Growth Fund*

                                                                     RS Emerging Markets Fund*

                                                                     RS S&P 500 Index Fund*

                                                                     RS Investment Quality Bond Fund*

                                                                     RS High Yield Bond Fund*

                                                                     RS Tax-Exempt Fund*

                                                                     RS Low Duration Bond Fund*

                                                                     RS Cash Management Fund*


                    * Former Guardian funds will be merged into RS Investment Trust effective October 9, 2006.

          ASSIGNMENT AND AMENDMENT NUMBER 2 TO PARTICIPATION AGREEMENT

     THIS ASSIGNMENT AND AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT is made as of February 22, 2007, by and between Security Benefit Life Insurance Company ("Company"), and RS Investment Trust (the "Trust") on behalf of its constituent Funds (the "Funds"), RS Investment Management, L.P. ("Adviser"), and Guardian Investor Services LLC ("GIS"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Participation Agreement (defined below).

                             ASSIGNMENT OF AGREEMENT

     WHEREAS, the Company, the Trust and the Adviser are parties to a Participation Agreement dated July 1, 2003 (the "Agreement"), as amended; and

     WHEREAS, GIS is a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of the NASD;

     WHEREAS, GIS has acquired a majority interest in RS Investment Management Co. LLC (RS); and

     WHEREAS, as a result of this acquisition RS is a subsidiary of GIS and GIS has become principal distributor of the Funds; and

     WHEREAS, the Trust and the Adviser wish to assign the Agreement to GIS;

     NOW, THEREFORE, the Trust and the Adviser do hereby transfer and assign all of their right, title and interest in and obligations under said Agreement, effective as of October 9, 2006, to GIS and, by its signature below, Company does hereby consent to said assignment.

                          AMENDMENT NO. 2 TO AGREEMENT

     In consideration of their mutual promises, the parties hereby amend the Agreement by adding the following provisions to Article XI:

11.9. INFORMATION TO BE PROVIDED.

Company agrees that, in the event that it should come to its attention that any of its variable contract owners is engaging in a pattern of purchases, redemptions and/or exchanges of Funds that is inconsistent with the trading parameters established by the Trust and communicated to Company, Company shall immediately notify GIS of such pattern and shall cooperate fully with GIS in any investigation and, if deemed necessary or appropriate by GIS, terminating any such pattern of trading, including, without limitation, by refusing such owner's orders to purchase shares of the Funds.

11.10  ANTI MONEY LAUNDERING PROVISIONS.

 (a) Company represents and certifies that it has adopted and implemented, and agrees that it will maintain, policies, procedures, and internal controls reasonably designed to comply with the applicable provisions of the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, its implementing regulations, Money Laundering Abatement Act, and any other Anti-Money Laundering law, rule or regulation applicable to it, including but not limited to, rules requiring it to implement an anti-money laundering program and a customer identification program ("CIP"). Subject to legal restrictions, Company will, upon GIS's request, promptly provide to GIS or the respective Fund, evidence of those policies and procedures and its compliance therewith and/or evidence establishing the identities and sources of funds for each purchase of shares of the Funds.

     (b) Further, Company will, upon GIS's reasonable request, not more than once each year, certify to GIS that it remains in compliance with such rules; specifically, that it or its agents (i) provide notice of its CIP to all new customers, (ii) obtains required identifying data elements for each customer,
(iii) reasonably verifies the identity of each new customer (using the data elements), (iv) takes appropriate action with respect to persons the identities of whom it can not verify, and (v) retains all records for required time periods, each at least to an extent required by relevant USA PATRIOT Act of 2001 regulation.

     (c) Company also hereby certifies to GIS that it is in compliance with the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"), and has an OFAC compliance program that satisfies all applicable laws and regulations. Company understands that GIS will be relying on the foregoing certifications in administering the Funds' anti-money laundering compliance program. Company hereby undertakes to notify GIS promptly if any of the foregoing certifications cease to be true and correct in any material respect.

11.11.  PRIVACY

     (a) Company agrees to comply with all applicable federal, state and/or local law or regulation related to privacy.

     (b) Each party represents and warrants to the other that it has implemented and currently maintains an effective information security program to protect customer information, which program includes administrative, technical and physical safeguards to ensure the security and confidentiality of the Nonpublic Personal Information, to protect against any threats or hazards to the security and integrity of the Nonpublic Personal Information, and to protect against unauthorized access to or use of the Nonpublic Personal Information.

11.12.  CERTIFICATIONS.

Company hereby certifies that to the best of its knowledge after reasonable inquiry, it is following all requirements, rules and regulations in connection with its handling of orders for transactions in the Funds, including, but not limited to,:

o Rule 22c-1(a) under the Investment Company Act of 1940 (the "1940 Act"), as amended;

o The provisions of Company's agreement with GIS or its affiliates that relate to offering shares of the Funds in accordance with prospectus requirements and the placement of orders with GIS or the Funds' transfer agent for purchases or redemptions of Fund shares;

o The Funds' prospectus provisions regarding the purchase and redemption of Fund shares and market timing policies; and

o Company's internal policies and procedures that it believes to be appropriate and sufficient with regard to the handling of Fund orders on a timely basis.

11.13.  SHAREHOLDER INFORMATION

11.13.a. AGREEMENT TO PROVIDE INFORMATION. Company agrees to provide the Fund, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), if known, of any or all Contract owner(s) and the name or other identifier of any investment professional(s) associated with the Contract owner(s) or account (if known), and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by, or a variable annuity or variable life insurance contract issued by, the Company during the period covered by the request.

               PERIOD COVERED BY REQUEST. Requests must set forth a specific period, not to exceed ninety (90) calendar days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund, as set forth in Rule 22c-2 of the Investment Company Act of 1940 ("SEC Rule 22c-2").

               FORM AND TIMING OF RESPONSE. (a) Company agrees to provide, promptly upon request of the Fund, the requested information specified in 11.13. If requested by the Fund or its designee, Company agrees to use best efforts to determine promptly whether any transactions include transactions effected by an Indirect Intermediary through the Company and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in 11.13 for those Contract owners who hold an account with the Fund through the Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Company additionally agrees to inform the Fund whether it plans to perform (i) or
               (ii).

               (b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties; and

               (c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

               LIMITATIONS ON USE OF INFORMATION. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Intermediary.

11.13.b. AGREEMENT TO RESTRICT TRADING. Company agrees, upon direction of the Fund, to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of shares by a Contract owner that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the

               Company's Account) that violate policies established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund, as set forth in SEC Rule 22c-2.

               FORM OF INSTRUCTIONS. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Contract owner(s) or account(s) or other agreed upon information to which the instruction relates.

               TIMING OF RESPONSE. Intermediary agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Company.

               CONFIRMATION BY COMPANY. Company must provide written confirmation to the Fund that instructions from the Fund to restrict or prohibit trading have been executed. Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

11.13.c. DEFINITIONS. For purposes of this Section 11.13:

     The term "Fund" includes the fund's principal underwriter, distributor, and transfer agent or their designee(s). The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b).

     The term "Shares" means the interests of Contract owners corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Intermediary.

     The term "Contract owner" means the holder of interests in a variable annuity or variable life insurance contract issued by the Company.

     The term "written" includes electronic writings and facsimile transmissions.

     The term "purchase" does not include the automatic reinvestment of dividends.

     The term "promptly" as used in 11.13 shall mean as soon as practicable but in no event later than five business days from the Intermediary's receipt of the request for information from the Fund or its designee.

     The term "Indirect Intermediary" shall mean a person that (a) is an intermediary as defined in SEC Rule 22c-2 and (b) holds an account with the Fund through a "financial intermediary" as defined in SEC Rule 22c-2.

11.13.d.. Section 11.13 of the Agreement shall go into effect on October 16, 2007 or any such later date as SEC Rule 22c-2 may deem and shall survive the termination of this Agreement.

     Prior to the effective date of this Agreement, the Fund and Company agree that any request made to Company by the Fund for shareholder transaction information of the Company, and Company's response to such request, shall be governed by whatever practices the Fund and Company had utilized in the absence of a formal agreement, if any, to govern such requests.

11.13.e.. In the event of conflict between Section 11.13 and the remainder of the Agreement, Section 11.13 shall take precedence.

     3. All obligations of the Funds under this Agreement are several and not joint.

     4. In the event of a conflict between the terms of this Assignment and Amendment No. 2 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 2 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Assignment and Amendment No. 2, the parties hereby confirm and ratify the Agreement. The Agreement dated July 1, 2003, Amendment No. 1 dated August 4, 2006 and this Assignment and Amendment No. 2 constitutes the entire agreement among the parties with respect to the arrangements described herein.

     5. This Assignment and Amendment No. 2 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Assignment and Amendment No. 2 as of the date first above written.



SECURITY BENEFIT LIFE INSURANCE COMPANY


------------------------------
By:
Title:



RS INVESTMENT TRUST


------------------------------
By:
Title:


RS INVESTMENT MANAGEMENT, L.P.


------------------------------

By:
Title:

GUARDIAN INVESTOR SERVICES LLC

By:__________________________________

Title:_______________________________